EXHIBIT 99.1


                 INFORMATION HOLDINGS INC. SELLS TRANSCENDER LLC

     Stamford, CT, December 22, 2003 - Information Holdings Inc. (NYSE: IHI) today announced that it has sold its Transcender LLC unit ("Transcender") to a subsidiary of Kaplan Inc., the worldwide educational services provider ("Kaplan"). Under the terms of the agreement, Kaplan has acquired substantially all of the assets of Transcender for cash consideration and the assumption of certain operating liabilities.

About Information Holdings Inc.
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     Information Holdings Inc. is a leading provider of information products and services to intellectual property and life science markets. IHI's data businesses, which include MicroPatent(R), Master Data Center(TM) and IDRAC, provide a broad array of databases, information products and complementary services for intellectual property and regulatory professionals. IHI's Liquent unit is a leading provider of life science regulatory intelligence and publishing solutions.

     The statements in this press release that are not historical facts are forward-looking statements. Forward-looking statements are typically statements that are preceded by, followed by or include the words "believes," "plans," "intends," "will," "expects," "anticipates," or similar expressions. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. These forward-looking statements involve risks and uncertainties that could render them materially different. More information about factors that could potentially affect IHI's financial results is included in IHI's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2002. The forward-looking information in this release reflects management's judgment only on the date of this press release.



For further information, contact:
Vincent A. Chippari
Information Holdings Inc.
203-961-9208
vchippari@informationholdings.com